UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2024

Zynex, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-38804	90-0275169
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

9655 Maroon Circle, Englewood, CO 80112

(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:   (800) 495-6670

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

d
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ZYXI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07Submission of Matters to a Vote of Security Holders

On May 16, 2024, Zynex, Inc. (the “Company”) held its Annual Meeting of Stockholders at the Company’s headquarters in Englewood, Colorado, for which meeting the Company filed, on April 1, 2024, a Proxy Statement on Schedule 14A (“Proxy Statement”). A total of 27,244,135 shares of common stock representing approximately 83% of the aggregate shares outstanding and eligible to vote and constituting a quorum were represented in person or by valid proxies at the annual meeting.

Thomas Sandgaard, Barry D. Michaels, Michael Cress and Joshua R. Disbrow were each elected as directors of the Company to serve until the next annual meeting of stockholders.

The stockholders ratified the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

The final voting results on these matters were as follows:

1. Election of Directors:

Name	Votes For	Votes Withheld	Broker Non-Votes
Thomas Sandgaard	23,485,704	240,924	3,517,508
Barry D. Michaels	23,141,275	585,353	3,517,508
Michael Cress	23,137,204	589,424	3,517,508
Joshua R. Disbrow	21,451,720	2,274,908	3,517,508

2. Ratification of appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024:

Votes For	Votes Against	Votes Abstained
26,976,892	262,217	5,026

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZYNEX, INC.

Date: May 16, 2024	By:	/s/ Dan Moorhead
Dan Moorhead
Chief Financial Officer